EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Reports Strong First Quarter Results

MINNEAPOLIS (May 11, 2004)—NRG Energy, Inc. (NYSE: NRG) reported solid earnings and robust cash flow for the first quarter of 2004, including net income of $30 million, or $0.30 per diluted share. Cash flow from operations was $350 million for the quarter.

“Favorable market conditions, including sustained high gas prices and manageable western coal prices, underpinned by solid operating performance across the portfolio resulted in strong first quarter financial results for NRG,” said David Crane, NRG’s President and Chief Executive Officer. “I am pleased that we stayed focused on execution while making the transition out of Chapter 11.”

Financial Highlights1:

•	$350 million in cash flow from operations including $125 million net from Xcel settlement[2];

•	$259 million in EBITDA ($266 million in adjusted EBITDA) for the first quarter;

•	$30 million in net income ($34 million in adjusted net income) for the first quarter;

•	$1.4 billion of liquidity as of March 31; and

•	Reliability-must-run (RMR) agreements approved by the Federal Energy Regulatory Commission (FERC) for select Connecticut facilities.

Operational Summary

NRG’s strong financial results were supported by our facilities’ excellent operational performance. Plant staff maintained focus on operating our plants enabling the Company to realize good margins in the energy market. All of the regions achieved an in-market availability rate—the measure of how frequently a unit is available when called on to operate—of 95 percent or greater.

High gas prices throughout the first quarter led to higher energy prices, which helped to widen the energy revenue margin realized at NRG’s baseload coal facilities in the Northeast region. Because the Company hedged over 90 percent of our estimated coal needs for 2004 prior to the recent rise in coal prices, we largely have been spared the volatility of the spot eastern coal market. In addition, NRG has reduced our dependence on eastern coal as we are converting some of our coal facilities in the Northeast to burn a blend of eastern and western coal. This conversion program is aimed at substantially reducing sulfur emissions from NRG’s coal-fired plants.

[1] The Company implemented SOP 90-7, fresh start accounting, accordingly the financial results and financial position are not comparative to prior periods.

[2] Gross proceeds from the Xcel settlement were $288 million of which $163 million was distributed to the Predecessor Company’s creditors.

The Company took advantage of the high gas price environment by hedging forward a portion of our northeastern coal-fired generation for the balance of 2004. In New York and New England, NRG has contracted sales for 500 megawatts (MW) of baseload coal generation for the remainder of the year. The Company also sold 700 MW (maximum) of load following capabilities as a part of the New Jersey Basic Generation Service auction and the Maryland Standard Offer Services Request for Proposal process.

During the first quarter, NRG took additional steps to stabilize our Connecticut portfolio. In mid-March FERC approved NRG’s request to receive RMR payments retroactive to January 17, 2004 for certain of our Connecticut facilities. The RMR agreements cover Middletown, Montville, and Devon units 11-14. FERC also approved an extension of NRG’s operating and maintenance expense cost tracker for these facilities and Norwalk Harbor. Previously, Devon 7 and 8 received FERC approval on a separate RMR agreement. However, the RMR agreement for Devon 8 has since expired and the unit will be retired, pursuant to a declaration by the New England Independent System Operator that the unit is no longer needed for reliability. These RMR agreements are expected to contribute up to $30 million in revenues per quarter subject to refund and will remain in place at least until the locational installed capacity (LICAP) market is implemented in New England.

“We’ve made significant progress with our Connecticut assets,” said Crane. “In addition to the expiration of the cash negative Connecticut Light & Power contract, these RMR agreements will provide us with a recovery of our costs sufficient to keep these units available to support the reliability and integrity of the Connecticut electrical grid.”

Liquidity and Cash Flow

Liquidity, as of March 31, 2004, remains healthy at almost $1.4 billion as set forth below:

Corporate Liquidity (in millions)	December 31, 2003	March 31, 2004
Unrestricted:
Domestic Unrestricted Cash	418	665
International Unrestricted Cash	134	168
Restricted Cash:
Domestic	111	123
International	46	52

Total Cash	709	1,008
Letter of Credit Availability	248	137
Revolver Availability	250	250

Total Current Liquidity	$1,207	$1,395

Cash flow from operations remains strong at $350 million while net cash flow generated was $280 million.

NRG continues to make progress in divesting noncore assets. In the first quarter, NRG completed asset sales resulting in $3 million in cash proceeds. Subsequent to March 31, NRG has completed sales resulting in $94 million in cash proceeds. Additionally NRG has executed a purchase and sale agreement for our Batesville facility, which will further reduce debt by $292 million and contribute cash proceeds of $27 million.

California Dispute Resolution

In late April, West Coast Power, a 50/50 joint venture beneficially owned by NRG and Dynegy., reached a settlement with FERC, Pacific Gas and Electric Company, San Diego Gas and Electric Company, Southern California Edison, The California Department of Water Resources (CDWR), the California Electricity Oversight Board, the California Attorney General, and the California Public Utilities Commission. This settlement puts an end to a substantial portion of the litigation associated with the California crisis and should open the door for West Coast Power to negotiate or bid on new commercial arrangements to replace the CDWR contract when it expires on December 31, 2004. This settlement has no impact on the Company’s financial position.

Management Appointments

NRG today announced a number of appointments that serve to flesh out the Company’s management team. NRG named James Ingoldsby the Company’s Vice President and Controller and Caroline Angoorly as Vice President, New Business.

In his role as Vice President and Controller, Ingoldsby directs NRG’s financial accounting and reporting activities, as well as ensuring the Company’s compliance with Sarbanes-Oxley legislation. Ingoldsby, who led the Sarbanes-Oxley implementation at chemical company Hercules, Inc. previously held various executive positions at General Electric Betz, formerly Betz Dearborn, including serving as Controller and Director of Business Analysis. Ingoldsby reports to Robert Flexon, NRG’s Chief Financial Officer.

As Vice President, New Business, Angoorly will spearhead the Company’s initiatives in the environmental arena, including renewables, new technologies, environmental remediation and compliance. She will also manage NRG’s Resource Recovery business. Angoorly comes to NRG from Enel North America, Inc. where she served as Vice President and General Counsel. Prior to joining Enel in 2001, she served as the Director and Chief Financial Officer at Line56Media and from 1994 to 2000 she was a partner in the Global Finance Group at Milbank, Tweed, Hadley & McCloy. Angoorly will report to David Crane.

Outlook

Notwithstanding our robust first quarter financial performance, NRG continues to operate our core business in an overbuilt and challenging wholesale power generation market. The structural change required to cause a general recovery in the commodity price cycle for electricity has yet to occur. Moreover, our business continues to be highly seasonal and weather dependent with the first and third quarters historically being the strongest. As such, our current focus is on ensuring that all of our plants achieve the highest possible level of availability for the summer peak season.

Earnings Conference Call

On May 11, NRG will host a conference call at 9 a.m. Eastern to discuss these results and present our longer-term business strategy. To access the live webcast and accompanying slide presentation,

log on to NRG’s website at http://www.nrgenergy.com and click on “Investors.” To participate in the call, dial 877.407.0727. International callers should dial 201.689.8035. Participants should dial in or log on approximately five minutes prior to the scheduled start time.

The call will be available for replay shortly after completion of the live event on the “Investors” section of the NRG website.

About NRG

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to burn western coal, our substantial indebtedness and the possibility that we may incur additional indebtedness, adverse results in current and future litigation, the willingness of counterparties to negotiate new contracts in California, and the amount of proceeds from asset sales.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

# # #

More information on NRG is available at www.nrgenergy.com

Contacts:

Lesa Bader	Katy Sullivan
Media Relations	Investor Relations
612.373.6992	612.373.8875

NRG ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

		Predecessor
	Reorganized NRG	Company
	March 31,	March 31,
	2004	2003
	(In thousands)
Operating Revenues
Revenues from majority-owned operations	$621,167	$519,582
Operating Costs and Expenses
Cost of majority-owned operations	392,403	388,097
Depreciation and amortization	58,637	64,071
General, administrative and development	37,339	48,982
Corporate relocation charges	1,116	—
Reorganization charges	6,250	—
Restructuring and impairment charges	—	22,136

Total operating costs and expenses	495,745	523,286

Operating Income/(Loss)	125,422	(3,704)

Other Income (Expense)
Minority interest in (earnings)/losses of consolidated Subsidiaries	(278)	184
Equity in earnings of unconsolidated affiliates	17,713	45,629
Write downs and losses on sales of equity method Investments	(1,738)	(16,591)
Other income, net	3,115	9,255
Interest expense	(102,182)	(176,077)

Total other expense	(83,370)	(137,600)

Income/(Loss) From Continuing Operations Before Income Taxes	42,052	(141,304)
Income Tax Expense	14,208	32,878

Income/(Loss) From Continuing Operation)	27,844	(174,182)
Income on Discontinued Operations, net of Income Taxes	2,391	161,550

Net Income/(Loss)	$30,235	$(12,632)

Weighted Average Number of Common Shares Outstanding – Diluted	100,018
Income From Continuing Operations per Weighted Average Common Share – Diluted	$0.28

Income From Discontinued Operations per Weighted Average Common Share – Diluted	0.02
Net Income per Weighted Average Common Shares – Diluted.	$0.30

NRG ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (REORGANIZED COMPANY)
(Unaudited)

	March 31,	December 31,
	2004	2003
	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$832,526	$552,175
Restricted cash	174,967	157,175
Accounts receivable — trade, less allowance for doubtful accounts of $191 and $0	243,183	212,314
Xcel Energy settlement receivable	352,000	640,000
Current portion of notes receivable — affiliates	1,700	200
Current portion of notes receivable	123,666	65,141
Inventory	182,716	202,323
Derivative instruments valuation	798	772
Prepayments and other current assets	202,806	229,494
Current deferred income taxes	1,028	1,850
Current assets — discontinued operations	48,775	52,395

Total current assets	2,164,165	2,113,839

Property, Plant and Equipment
In service	4,284,466	4,196,714
Under construction	105,810	149,835

Total property, plant and equipment	4,390,276	4,346,549
Less accumulated depreciation	(71,215)	(12,555)

Net property, plant and equipment	4,319,061	4,333,994

Other Assets
Equity investments in affiliates	723,324	745,636
Notes receivable, less current portion — affiliates	122,940	130,152
Notes receivable, less current portion	621,968	691,444
Intangible assets, net of accumulated amortization of $22,068 and $5,230	413,085	434,402
Debt issuance costs, net of accumulated amortization of $2,518 and $454	64,194	74,337
Derivative instruments valuation	55,763	59,907
Funded letter of credit	250,000	250,000
Other assets	129,643	133,377
Non-current assets — discontinued operations	277,075	277,899

Total other assets	2,657,992	2,797,154

Total Assets	$9,141,218	$9,244,987

NRG ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (REORGANIZED COMPANY)
(Unaudited)

	March 31,	December 31,
	2004	2003
	(In thousands)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$597,726	$846,551
Short-term debt	19,002	19,019
Accounts payable — trade	175,058	178,387
Accounts payable — affiliate	10,559	10,118
Accrued income tax	14,410	16,095
Accrued property, sales and other taxes	17,937	24,284
Accrued salaries, benefits and related costs	30,238	19,331
Accrued interest	55,245	19,872
Derivative instruments valuation	15,930	429
Creditor pool obligation	377,000	540,000
Other bankruptcy settlement	219,517	220,000
Other current liabilities	104,281	105,734
Current liabilities — discontinued operations	23,793	26,361

Total current liabilities	1,660,696	2,026,181

Other Liabilities
Long-term debt	3,851,670	3,617,881
Deferred income taxes	152,001	149,493
Postretirement and other benefit obligations	108,644	106,537
Derivative instruments valuation	178,255	153,503
Other long-term obligations	503,617	510,102
Non-current liabilities — discontinued operations	234,950	238,939

Total non-current liabilities	5,029,137	4,776,455

Total liabilities	6,689,833	6,802,636

Minority interest	5,530	5,095
Commitments and Contingencies
Stockholders’ Equity
Common stock; $.01 par value; 500,000,000 shares authorized; 100,000,000 shares at March 31, 2004 and at December 31, 2003 issued and outstanding	1,000	1,000
Additional paid-in capital	2,406,771	2,403,429
Retained earnings	41,260	11,025
Accumulated other comprehensive (loss)/gain	(3,176)	21,802

Total stockholders’ equity	2,445,855	2,437,256

Total Liabilities and Stockholders’ Equity	$9,141,218	$9,244,987

NRG ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

		Predecessor
	Reorganized NRG	Company
	Three Months Ended
	March 31,
(In thousands)	2004	2003

Cash Flows from Operating Activities
Net Income/(loss)	$30,235	$(12,632)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Distributions in excess of equity in earnings of unconsolidated affiliates	19,709	(16,897)
Depreciation and amortization	59,114	70,900
Amortization of debt issuance costs	17,586	6,812
Amortization of debt discount/(premium)	6,969	—
Deferred income taxes	11,948	35,300
Minority interest	1,428	(217)
Unrealized (gains)/losses on derivatives	(5,393)	23,801
Asset impairment	—	24,289
Write down and (gains)/loss on sale of equity method investments	1,738	16,591
(Gain)/loss on sale of discontinued operations	—	(220,602)
Amortization of power contracts and emission credits	22,747	—
Cash provided by changes in certain working capital items, net of acquisition affects	184,074	15,815

Net Cash Provided (Used) by Operating Activities	350,155	(88,470)

Net Cash (Used) Provided by Investing Activities	(34,478)	64,205

Net Cash Used by Financing Activities	(38,117)	(23,758)

Change in Cash from Discontinued Operations	3,192	25,743
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(401)	(27,044)

Net Increase (Decrease) in Cash and Cash Equivalents	280,351	(49,324)
Cash and Cash Equivalents at Beginning of Period	552,175	361,353

Cash and Cash Equivalents at End of Period	$832,526	$312,029

NRG ENERGY, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income Reconciliation

The following table summarizes the calculation of adjusted net income and provides a reconciliation to GAAP net income/(loss), including per share amounts, for the periods indicated:

	Reorganized NRG		NRG Predecessor
(Dollars in thousands, except per share amounts)	March 31, 2004		March 31, 2003

		Diluted EPS
Net Income / (Loss)	$30,235	$0.30	$(12,632)
Plus:
(Income) on Discontinued Operations, net of tax	(2,391)	(0.02)	(161,550)
Corporate relocation charges, net of tax	737	0.01	—
Reorganization charges ,net of tax	4,125	0.04	—
Restructuring and impairment charges, net of tax	—	—	17,045
Write downs and losses on sales of equity method investments, net of tax	1,147	0.01	12,775

Adjusted net income	$33,853	$0.34	$(144,362)

EBITDA Reconciliation

The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss) for the periods indicated:

	Reorganized	Predecessor
	NRG	NRG
	March 31, 2004	March 31, 2003
	(Dollars in thousands)
Net Income / (Loss)	$30,235	$(12,632)
Plus:
Income Tax Expense	14,208	32,878
Interest expense, excluding amortization of debt issuance costs and debt discount/ (premium) noted below	78,543	169,345
Depreciation and amortization	58,637	64,071
WCP CDWR contract amortization (included in equity in earnings of unconsolidated affiliates)	30,968	—
Amortization of power contracts	16,477	—
Amortization of emission credits	6,270	—
Amortization of debt issuance costs and debt discount/(premium)	23,639	6,732

EBITDA	$258,977	$260,394
Plus:
(Income) on Discontinued Operations, net of Income taxes	(2,391)	(161,550)
Corporate relocation charges	1,116	—
Reorganization charges	6,250	—
Restructuring and impairment charges	—	22,136
Write downs and losses on sales of equity method investments	1,738	16,591

Adjusted EBITDA	$265,690	$137,571

EBITDA, Adjusted EBITDA and adjusted net income are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA and adjusted net income should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believe debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this press release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this presentation.

Similar to Adjusted EBITDA, Adjusted net income represents net income adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted Net Income, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this presentation.